                                POWER OF ATTORNEY

     The undersigned, as a Section 16 reporting person of Apptio, Inc. (the
"Company"), hereby constitutes and appoints John Morrow, Todd Smith, Frederick
Williams and Jered Fahey as the undersigned's true and lawful attorneys-in-fact, to:

     1.   Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the
          "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain EDGAR codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of
          1934 or any rule or regulation of the SEC;

     2.   Complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Section 16 of the
          Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company;

     3.   Complete and execute Forms 144 and other forms and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Rule 144 of the Securities Act of 1933 (as amended), and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's disposition of securities of the Company; and

     4.   Do all acts necessary in order to file any such Forms 3, 4, 5, or 144 with the SEC, any securities exchange or national association, the
          Company and such other person or agency as the attorneys-in-fact shall deem appropriate.

     The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agent shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 (as amended).

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of 9/12/16.

                                     Signature:  /s/ Peter Klein
                                                --------------------------------
                                                Name: Peter Klein
                                                Title: Director